UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 18, 2010
Date of Report (Date of earliest event reported)

The Taiwan Fund, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	811-04893	042942862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

c/o State Street Bank and Trust Company, 2 Avenue de	02206-5049
Lafayette, PO Box 5049, Boston, MA	(Zip Code)
(Address of Principal Executive Offices)

(800) 639-9242
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Section (a)
The annual meeting of the stockholders of The Taiwan Fund, Inc. (the “Fund”) was held on April 26, 2010 with adjourned sessions held on May 6, 2010, May 13, 2010, May 20, 2010, May 27, 2010 and June 15, 2010.

Section (b)
The voting results for each of the three proposals considered at the annual stockholders meeting and subsequent adjourned sessions are as follows:

1.
Election of Directors – The stockholders of the Fund elected Bing Shen, Harvey Chang, Christina Liu, Joe O. Rogers, Michael F. Holland, M. Christopher Canavan, Jr. and Anthony Kai Yiu Lo to the Board of Directors to hold office until their successors are elected and qualified.

Director	Votes cast “for”	Votes “withheld”
Bing Shen	11,309,893.003211	405,860.209618
Harvey Chang	11,065,523.032110	650,230.209618
Christina Liu	11,309,711.216472	406,041.996357
Joe O. Rogers	11,325,103.248430	390,649.964396
Michael F. Holland	11,177,767.248433	537,985.964396
M. Christopher Canavan, Jr.	11,331,497.766098	384,255.446731
Anthony Kai Yiu Lo	11,309,305.084368	406,448.128461

2.	Approval of the Investment Advisory and Management Agreement between the Fund and Martin Currie Inc.

For	Against	Abstain	Non-votes
8,169,927.463902	290,753.510194	1,702,480.238733	1,552,592.000000

3.	Approval of an amendment to the Fund’s Restated Certificate of Incorporation, increasing the number of authorized shares of Common Stock from 20,000,000 to 100,000,000.

For	Against	Abstain
9,365,353.764119	2,904,395.318160	42,035.130550

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 2010

By:	/s/ Tracie A. Coop
Name:	Tracie A. Coop
Title:	Secretary